UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2011 (December 9, 2011)

GeoEye, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2325 Dulles Corner Boulevard

Herndon, Virginia 20171

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 480-7500

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.03 below is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

On December 9, 2011, GeoEye, Inc. (the “Company”) entered into an amendment (the “Amendment”) of its Rights Agreement, dated as of June 8, 2011, between the Company and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services), as rights agent (the “Rights Agreement”). The Amendment increases to 25% (from 20%) the percentage of the Company’s outstanding common stock that a person or group of affiliated or associated persons may beneficially own before becoming an Acquiring Person, as defined in the Rights Agreement.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

4.1	Rights Agreement Amendment, dated as of December 9, 2011, between GeoEye, Inc. and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.

Date: December 12, 2011	/s/ William L. Warren
William L. Warren
Executive Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

4.1	Rights Agreement Amendment, dated as of December 9, 2011, between GeoEye, Inc. and Mellon Investor Services LLC (operating with the service name BNY Mellon Shareowner Services).